EXHIBIT 99.1

[LOGO]						FOR IMMEDIATE RELEASE

ALLIED RISER COMMUNICATIONS ("ARC") ANNOUNCES NEW INITIATIVES AIMED AT FURTHER REDUCING OPERATING COSTS; COMPANY PURSUES MOVE TOWARD
IN-BUILDING WHOLESALE SERVICES

(DALLAS, TX, July 24, 2001) -- Allied Riser Communications Corporation (Nasdaq: ARCC) today announced a number of new initiatives aimed at further reducing its operating costs and refocusing its business plan.

The cost cutting initiatives include suspending retail sales of broadband data applications and services, transitioning its current retail customer base to other service providers, reducing its workforce over the next
60 to 75 days by approximately 290 employees or approximately 75-percent, and the closure of sales offices.

"In light of current market conditions and the economics of operating a national broadband data network inside those commercial office buildings where the ARC network is constructed, it is imperative that ARC take additional steps to preserve existing resources," said Jerry Dinsmore, ARC's chairman, president and chief executive officer. "However, ARC will continue providing its broadband data applications and services to its customers for a period of 60 days, and is committed to facilitating their transition to other service providers."

In addition, the company announced that it is pursuing the provision of in-building wholesale services of its fiber optic transmission facilities constructed in over 900 commercial office buildings located throughout the United States and Canada.

"There remain a number of options the company can pursue in order to utilize its network currently constructed and deployed in the more than 900 buildings across the United States and Canada, including the potential wholesale of fiber to multiple national service providers, and the use of ARC's in-building facilities by wireless service providers looking to improve the performance of their systems inside commercial buildings," continued Dinsmore.

The company confirmed that it will release its second quarter earnings on August 2, 2001 and that it has received an initial de-listing notification from the NASD. "The second quarter of the year demonstrated that the market for data services is not evolving as had previously been predicted and that the valuations attributed to the network assets deployed by ARC and its competitors to provide retail data services must be reassessed," stated Quen Bredeweg ARC's chief financial officer. ARC is continuing to evaluate changing market conditions for its core services and those of its subsidiaries and will consider alternatives available for its ongoing operations in light of those conditions," concluded Bredeweg.

About Allied Riser Communications
ARC designs, constructs, deploys, and manages high-speed, broadband networks inside commercial office buildings located throughout the United States and Canada. Dallas-based ARC combines a balance of real estate and technology expertise to provide broadband data applications and services in buildings located in major North American markets.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
Some of the statements contained in this release are not historical facts and may be deemed to contain forward-looking statements, including but not limited to statements regarding overall market demand for market acceptance of the Company's services, the intention to deploy data networks or services in additional buildings or markets and the timing and breadth of penetration in each building or market. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the intense competition for the Company's service offerings, dependence on growth in demand for the Company's services, ability to manage growth of our operations, the ability to raise additional capital and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings. Prospective investors are cautioned not to place undue reliance on such forward-looking statements.
The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.
Contact:
Quen Bredeweg, Chief Financial Officer, Allied Riser Communications Corporation; 214/210-3000
Joey D. Mooring; Sr. Mgr. Corp. Comm. & Investor Relations; Allied Riser Communications Corporation; 214-560-2357; email: jmooring@arcmail.com
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